Exhibit 99.1

               Media 100 Addresses Financial Situation

    MARLBORO, Mass.--(BUSINESS WIRE)--Feb. 24, 2004--Media 100 Inc. (OTCBB:
MDEA.OB) announced today that the Company is actively seeking additional capital or a sale of all or part of the Company's business, which may involve a reorganization, and expects to make a more definitive announcement regarding whether or not such a transaction will occur within the next two weeks.
    In the event negotiations do not result in definitive arrangements in the short term, the Company may be required to cease operations.
    As previously disclosed in the Company's Form 10-Q for the quarter ended August 1, 2003 filed with the SEC on October 15, 2003, the Company's ability to continue to operate as a going concern was contingent upon the achievement of forecasted revenue growth from its product. The Company has not been able to achieve appropriate revenues levels. As a result, the Company has been actively exploring alternatives relating to either obtaining additional capital or a sale of all or part of the Company's business.
    For more information on Media 100 Inc. please visit www.media100.com.

    Forward Looking Statements

    This press release includes "forward-looking statements." All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's most recent Quarterly Report on Form 10-Q. The Company does not undertake any obligation to update forward-looking statements made herein.

    About Media 100

    Media 100 develops award-winning advanced media systems for content design, enabling creative professionals to design highly evocative effects-intensive work on a personal computer. Creative artists and content design teams around the world use Media 100's Emmy Award-winning solutions. The Company is headquartered in Marlboro, Massachusetts. For more information, please visit www.media100.com.

    Media 100 and the Media 100 logo are registered trademarks of Media 100 Inc. All other products and brand names are trademarks or registered trademarks of their respective holders.

    www.media100.com

    CONTACT: Media 100 Inc.
             Steve Shea, 508-263-5200
             sshea@media100.com